EXHIBIT 4.1

FT       INTERACTIVE DATA
         FINANCIAL TIMES
                                                              100 William Street
                                                          New York, NY 10038 USA

                                                             Tel: (212) 269-6300
                                                             Fax: (212) 771-6929
                                                       www.FTInteractiveData.com
May 14, 2001

Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


         RE:      Van Kampen Focus Portfolios

    Biotechnology & Pharmaceutical Portfolio, Series 15A
    Biotechnology & Pharmaceutical Portfolio, Series 15B
    Focus Value Portfolio, Series 1
    Internet Portfolio, Series 29A
    Internet Portfolio, Series 29B
    Morgan Stanley Consumer IndexSM Portfolio, Series 2A
    Morgan Stanley Consumer IndexSM Portfolio, Series 2B
    Morgan Stanley High-Technology 35 IndexSM Portfolio, Series 21A
    Morgan Stanley High-Technology 35 IndexSM Portfolio, Series 21B Semiconductor Portfolio, Series 7A
    Great International Firms Portfolio, Series 17
    Tele-Global Portfolio, Series 15A and
    Tele-Global Portfolio, Series 15B
    (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-57844
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Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to FT Interactive Data, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     Steve Miano
                                           Director Fixed Income Data Operations